Exhibit 99.2
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
The pro forma consolidated financial statements of Corporate Property Associates 14 Incorporated (the “Company”), which are unaudited, have been prepared based on the historical financial statements of the Company. The pro forma consolidated balance sheet of the Company as of September 30, 2006 has been prepared as if its acquisition of Corporate Property Associates 12 Incorporated (“CPA®:12”) in exchange for cash and the Company’s shares had occurred on September 30, 2006. The pro forma consolidated balance sheet also includes pro forma adjustments for events subsequent to September 30, 2006 including the Company’s special dividend and disposition of properties and CPA®:12’s disposition of properties to third parties and to W. P. Carey & Co., LLC (“W. P. Carey”) prior to CPA®:12’s acquisition by the Company.
The pro forma consolidated statements of income for the year ended December 31, 2005 and the nine months ended September 30, 2006 have been prepared as if the acquisition of CPA®:12 had occurred on January 1, 2005. For pro forma purposes, the pro forma consolidated statements of income also give effect to events subsequent to September 30, 2006 as described above as though such activity had occurred as of January 1, 2005, and to the impact of the merger on revenues, depreciation and amortization, property expense, income from equity investments in real estate and interest expense. Pro forma adjustments are intended to reflect what the effect would have been had the Company acquired CPA®:12 as of January 1, 2005, less amounts which have been recorded in the historical consolidated statements of income. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of CPA®:12 by the Company have been made.
The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company included in its Report on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the nine months ended September 30, 2006. The pro forma information is unaudited and is not necessarily indicative of the financial condition or results of operations had the acquisition of CPA®:12 occurred on January 1, 2005, or on any particular date in the future, nor are they necessarily indicative of the financial position, cash flows or results of operations of future periods.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
PRO FORMA CONSOLIDATED BALANCE SHEET (Unaudited)
As of September 30, 2006
(in thousands, except share and per share amounts)

											Consolidation
											of Former
											Equity /
	CPA ®: 14					CPA ®: 12					Minority	Other	CPA®:14
	CPA®:14				CPA®:14	CPA®:12			CPA®:12	Dispositions to	Interest	Pro Forma	Pro Forma
	Historical (1)	Dispositions (2)	Dividend (3)	Refinancing (4)	As Adjusted	Historical (1)	Dispositions (2)	Refinancing (4)	As Adjusted	W. P. Carey (5)	Investments (6)	Adjustments (7)	Consolidated
ASSETS
Real estate, net	$915,385	$(3,054)			$912,331	$189,528			$189,528	$(32,250)	$53,554	$33,309	$1,156,472
Net investment in direct financing leases	116,712				116,712	12,153			12,153			8,187	137,052
Equity investments in real estate	136,583	(8,735)		$(32,800)	95,048	100,786		$(12,000)	88,786	(18,245)	(23,246)	51,868	194,211
Assets held for sale in real estate	—				—	78,454	$(68,860)		9,594	(9,594)			—
Cash and cash equivalents	42,766	17,956	$(2,773)	32,800	90,749	9,238	58,338	12,000	79,576	67,289		(149,229)	9,193
												(102,176)
												24,026
												(1,042)
Marketable securities	6,514				6,514	7,578			7,578				14,092
Intangible assets, net	—				—	1,340			1,340			97,090	98,430
Other assets, net	51,846				51,846	15,095			15,095	(1,629)	519	(10,905)	54,926

Total assets	$1,269,806	$6,167	$(2,773)	$—	$1,273,200	$414,172	$(10,522)	$—	$403,650	$5,571	$30,827	$(48,872)	$1,664,376

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Limited recourse mortgage notes payable	$650,907				$650,907	$109,612			$109,612	$(10,096)	$33,234	$(4,217)	$779,440
Limited recourse mortgage notes payable on assets held for sale	—				—	31,234	$(31,234)		—				—
Credit facility	—				—	—			—			25,000	25,000
Accrued interest	4,184				4,184	741			741	(57)	236		5,104
Accounts payable, accrued expenses and other liabilities	9,365				9,365	2,335			2,335	(317)	24	(555)	10,852
Due to affiliates	6,504	$924			7,428	3,930	2,225		6,155			(4,574)	9,009
Deferred acquisition fees payable to affiliate	12,910				12,910	2,734			2,734				15,644
Prepaid and deferred rental income and security deposits	20,407				20,407	5,125			5,125	(804)	738	3,950	29,416
Distributions payable	13,304				13,304	6,443			6,443				19,747

Total liabilities	717,581	924			718,505	162,154	(29,009)		133,145	(11,274)	34,232	19,604	894,212

Minority interest in consolidated entities	23,660				23,660	8,735	(8,735)		—		(3,405)		20,255

Commitments and contingencies
Shareholders’ equity:
Common stock	72				72	33			33			(15)	90
Additional paid-in capital	651,717				651,717	303,639			303,639			(84,783)	870,573
Distributions in excess of accumulated earnings	(105,980)	5,243	$(2,773)		(103,510)	(42,628)	27,222		(15,406)	17,771		(2,365)	(103,510)
Accumulated other comprehensive income	9,931				9,931	1,748			1,748	(926)		(822)	9,931

	555,740	5,243	(2,773)		558,210	262,792	27,222		290,014	16,845		(87,985)	777,084
Less, treasury stock at cost	(27,175)				(27,175)	(19,509)			(19,509)			19,509	(27,175)

Total shareholders’ equity	528,565	5,243	(2,773)		531,035	243,283	27,222		270,505	16,845		(68,476)	749,909

Total liabilities and shareholders’ equity	$1,269,806	$6,167	$(2,773)	$—	$1,273,200	$414,172	$(10,522)	$—	$403,650	$5,571	$30,827	$(48,872)	$1,664,376

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
PRO FORMA CONSOLIDATED INCOME STATEMENT (Unaudited)
For the year ended December 31, 2005
(in thousands, except per share and share amounts)

	CPA®:14			Acquisition of	Acquisition of	Adjustments to	Other		CPA®:14
			CPA®:14	Properties to be	Equity Investments	3-14	Pro Forma		Pro Forma
	Historical (A)	Dispositions (B)	As Adjusted	Consolidated (C)	in Real Estate (C)	Statements (C)	Adjustments		Consolidated
REVENUES:
Rental income	$113,427	$(36)	$113,391	$32,323	$53,941	$(53,941)	$(849	)(D)	$144,865
Interest income from direct financing leases	14,112		14,112	1,761	7,766	(7,766)	(357	)(E)	15,516
Other operating income	4,407		4,407	226	3	(3)			4,633

	131,946	(36)	131,910	34,310	61,710	(61,710)	(1,206)		165,014

OPERATING EXPENSES:
Depreciation	(23,045)	41	(23,004)				(9,912	)(F)	(32,916)
Property expenses	(24,993)	1,850	(23,143)	(140)	(8)	8	(5,384	)(G)	(28,667)
General and administrative	(6,375)	4	(6,371)				(64	)(H)	(6,435)

	(54,413)	1,895	(52,518)	(140)	(8)	8	(15,360)		(68,018)

OTHER INCOME AND EXPENSES:
Income from equity investments in real estate	15,798	(5,042)	10,756			7,203	(752	)(I)	17,207
Other interest income	2,232		2,232				(2,232	)(J)	—
Minority interest in income	(2,153)		(2,153)			415			(1,738)
Gain on derivative instruments and other gains, net	5,540		5,540						5,540
Gain (loss) on foreign currency transactions, net	(446)		(446)						(446)
Interest expense	(52,609)		(52,609)				(13,979	)(K)	(66,588)

	(31,638)	(5,042)	(36,680)			7,618	(16,963)		(46,025)

Income from continuing operations	$45,895	$(3,183)	$42,712	$34,170	$61,702	$(54,084)	$(33,529)		$50,971

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.67								$0.59

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	68,208,208							(L)	86,678,559

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
PRO FORMA CONSOLIDATED INCOME STATEMENT (Unaudited)
For the nine months ended September 30, 2006
(in thousands, except share and per share amounts)

	CPA®:14			Acquisition of	Acquisition of	Adjustments	Other		CPA®:14
			CPA®: 14 As	Properties to be	Equity Investments	to 3-14 Statements	Pro Forma		Pro Forma
	Historical (A)	Dispositions (B)	Adjusted	Consolidated (C)	in Real Estate (C)	(C)	Adjustments		Consolidated
REVENUES:
Rental income	$85,524	$(29)	$85,495	$24,627	$40,141	$(40,141)	$(694	)(D)	$109,428
Interest income from direct financing leases	10,500		10,500	1,345	6,399	(6,399)	(288	)(E)	11,557
Other operating income	3,756	(28)	3,728	31	11	(11)			3,759

	99,780	(57)	99,723	26,003	46,551	(46,551)	(982)		124,744

OPERATING EXPENSES:
Depreciation and amortization	(21,006)	31	(20,975)				(7,210	)(F)	(28,185)
Property expenses	(18,021)	906	(17,115)	(55)	(130)	130	(4,038	)(G)	(21,208)
General and administrative	(4,700)	(1)	(4,701)				(46	)(H)	(4,747)

	(43,727)	936	(42,791)	(55)	(130)	130	(11,294)		(54,140)

OTHER INCOME AND EXPENSES:
Income from equity investments in real estate	13,009	(3,723)	9,286			5,766	(1,350	)(I)	13,702
Other interest income	2,102		2,102				(2,102	)(J)	—
Minority interest in income	(1,530)		(1,530)			370			(1,160)
Gain on derivative instruments and other gains, net	449		449						449
Gain (loss) on foreign currency transactions, net	682		682						682
Interest expense	(37,727)		(37,727)				(10,150	)(K)	(47,877)

	(23,015)	(3,723)	(26,738)			6,136	(13,602)		(34,204)

Income from continuing operations	$33,038	$(2,844)	$30,194	$25,948	$46,421	$(40,285)	$(25,878)		$36,400

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.48								$0.42

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	68,729,966							(L)	87,200,317

The accompanying notes are an integral part of these consolidated financial statements.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(In thousands except share amounts)
Pro Forma Consolidated Balance Sheet
1.	Derived from historical unaudited consolidated balance sheets of Corporate Property Associates 14 Incorporated (the “Company”) and Corporate Property Associates 12 Incorporated (“CPA®:12”) included in their respective quarterly reports on Form 10-Q for the nine months ended September 30, 2006.

2.	Disposition of properties by the Company subsequent to September 30, 2006 — In October 2006, the Company sold its interest in a property in California for approximately $26,652, net of selling costs, and repaid its share of the outstanding mortgage obligation, which was approximately $9,918 for pro forma purposes. The Company held a 49.99% interest in the property and accounted for this property under the equity method of accounting. In connection with the sale, the Company recognized its share of the gain on the sale of $7,143 and incurred its share of a charge on the early extinguishment of debt of $894. In December 2006, the Company sold a property in Daleville, Indiana for a total sales price of approximately $2,116, net of selling costs, and recognized a loss for pro forma purposes of $1,006.

Disposition of properties by CPA®:12 subsequent to September 30, 2006 —— In October and November 2006, CPA®:12 sold properties in Pennsylvania and Massachusetts for a total sales price of approximately $10,699, net of selling costs, and recognized a total gain for pro forma purposes of $2,994. In connection with the sale of the Massachusetts property, CPA®:12 repaid the existing limited recourse mortgage obligation of $2,359 for pro forma purposes and received a payment of $534 from W. P. Carey & Co. LLC (“W. P. Carey”), the advisor of CPA®:12 and the Company, as the property was sold at a price below its previously appraised value.

In October 2006, CPA®:12 sold four properties in California for approximately $96,707, net of selling costs, of which the Company’s share was $26,652, and repaid the outstanding mortgage obligation of approximately $28,875 for pro forma purposes, of which the Company’s share was $9,918. CPA®:12 held a 50.01% interest in one of the four properties and consolidated this property in its financial statements, with the Company holding the remaining interest. In connection with the sale, CPA®:12 recognized a gain on the sale of $25,862 and incurred a charge on the early extinguishment of debt of $1,634. These amounts are net of the Company’s share of the gain on sale and the charge for early extinguishment of debt, which was $7,143 and $894, respectively, as such amounts would have been recognized as part of minority interest in income by CPA®:12.

In connection with the disposition of these properties to third parties, CPA®:12 paid subordinated disposition fees totaling $2,225 to W. P. Carey upon consummation of the merger.

3.	Special Dividend — As a result of the sale of an interest in a property in which the Company and CPA®:12 held 49.99% and 50.01% interests, respectively, the Company’s board of directors approved a special distribution of $0.04 per share. The net proceeds from the sale were used to fund this special distribution that was declared in November 2006 and was paid in January 2007.

4.	Refinancing — In November 2006, a venture in which the Company and CPA®:12 have 41% and 15% interests, respectively, obtained limited recourse mortgage financing of $80,000 on six properties owned by the venture at a fixed annual interest rate of 5.75% and a term of 10 years. The venture distributed the excess proceeds ratably to the owners. The Company’s and CPA®:12’s share of the mortgage proceeds is $32,800 and $12,000, respectively. An affiliate consolidates the venture in accordance with the provisions of EITF 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands except share amounts)
5.	Disposition of properties by CPA ® :12 to W. P. Carey — In connection with the merger transaction, CPA®:12 sold a portfolio of its properties, including equity interests in general partnerships and limited liability companies accounted for under the equity method, to W. P. Carey for the following consideration:

		Pro Rata Share
		of Equity
	Consolidated	Investment	Total Consideration
Appraised value of real estate	$64,892	$61,114	$126,006
Fair value of debt assumed	10,025	48,692	58,717
Cash consideration	54,867	12,422	67,289
W. P. Carey also assumed certain other assets and liabilities as part of this transaction.
In connection with this disposition, CPA®:12 would recognize, for pro forma purposes, a net gain of $17,771, derived as follows:

Appraised value of real estate		$126,006
Fair value of debt assumed		(58,717)

Cash consideration paid for real estate assets		67,289
Historical carrying basis of assets and liabilities:
Real estate assets	(32,250)
Interests in equity investments	(18,245)
Assets held for sale	(9,594)
Other assets	(1,629)
Mortgage notes payable assumed	10,096
Accrued interest	57
Other liabilities	1,121
Accumulated foreign exchange gain realized	926

		(49,518)

Total pro forma net gain on disposition of properties		$17,771

6.	Reflects adjustments to consolidate interests in three properties as a result of the Company’s acquisition of a controlling interest pursuant to the consummation of the merger. The Company previously accounted for its interests in two of these properties under the equity method of accounting. The interest in the other property was previously fully consolidated with a corresponding amount reflected for CPA®:12’s minority partner interest and related allocation of income to minority interest.

7.	The total purchase consideration is as follows:

Total value of CPA ®:12 shares issued	$218,874
Cash merger consideration	102,176
Assumption of CPA ®:12, as further adjusted, mortgage notes payable at book value	132,750
Adjustment to record CPA ® :12 mortgage notes payable assumed at fair value	(4,217)
Assumption of CPA ®:12’s accounts payable and other liabilities at book value	13,165
Assumption of CPA ®:12’s prepaid rents and security deposits at book value	2,478
Adjustment to record the fair market value of acquired below market leases	6,531
Elimination of CPA ®:12’s minority interests in properties now consolidated	(3,405)

$468,352

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands except share amounts)
     The Company has allocated the purchase price to the estimated post transaction fair value of the net assets acquired and liabilities assumed as follows:

			Consolidation of
		Dispositions to	Former Equity /	CPA ®: 12	Post				CPA®: 14 Pro	Total Pro
	CPA®: 12 as	W. P. Carey	Minority Interest	as Further	Transaction	Pro Forma			Forma	Forma
	Adjusted	(5)	Investments (6)	Adjusted	Fair Value	Adjustments			Adjustments	Adjustments
ASSETS
Real estate, net	$189,528	$(32,250)	$53,554	$210,832	$241,121	$30,289	(a	)	$3,020	$33,309
Net investment in direct financing leases	12,153			12,153	20,340	8,187	(a	)		8,187
Equity investments	88,786	(18,245)	(23,246)	47,295	99,163	51,868	(a	)		51,868
Assets held for sale	9,594	(9,594)
Cash and cash equivalents	79,576	67,289		146,865	(2,364)	(149,229)	(b	)		(149,229)
							(f	)	(102,176)	(102,176)
							(f	)	24,026	24,026
							(c	)	(1,042)	(1,042)
Marketable securities	7,578			7,578	7,578
Intangible assets, net	1,340			1,340	98,430	97,090	(a	)		97,090
Other assets, net	15,095	(1,629)	519	13,985	4,084	(9,901)	(d	)	(1,004)	(10,905)

Total assets	$403,650	$5,571	$30,827	$440,048	$468,352	$28,304			$(77,176)	$(48,872)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$109,612	$(10,096)	$33,234	$132,750	$128,533	$(4,217)	(e	)		$(4,217)
Limited recourse mortgage notes payable on assets held for sale Credit facility							(f	)	$25,000	25,000
Accrued interest	741	(57)	236	920	920
Accounts payable, accrued expenses and other liabilities	2,335	(317)	24	2,042	1,487	(555)	(c	)		(555)
Due to affiliates	6,155			6,155	1,581	(4,574)	(b	)		(4,574)
Deferred acquisition fees payable to affiliate	2,734			2,734	2,734
Prepaid and deferred rental income and security deposits	5,125	(804)	738	5,059	9,009	3,950	(a	)		3,950
Distributions payable	6,443			6,443	6,443

Total liabilities	133,145	(11,274)	34,232	156,103	150,707	(5,396)			25,000	19,604

Minority interest in consolidated entities			(3,405)	(3,405)	(3,405)

Commitments and contingencies
Shareholders’ equity:
Common stock	33			33	18	(15)	(f	)		(15)
Additional paid-in capital	303,639			303,639	321,032	17,393	(f	)	(102,176)	(84,783)
Distributions in excess of accumulated earnings	(15,406)	17,771		2,365		(2,365)	(f	)		(2,365)
Accumulated other comprehensive income	1,748	(926)		822		(822)	(f	)		(822)

	290,014	16,845		306,859	321,050	14,191			(102,176)	(87,985)
Less, treasury stock	(19,509)			(19,509)		19,509	(f	)		19,509

Total shareholders’ equity	270,505	16,845		287,350	321,050	33,700			(102,176)	(68,476)

Total liabilities, and shareholders’ equity	$403,650	$5,571	$30,827	$440,048	$468,352	$28,304			$(77,176)	$(48,872)

a.	Reflects adjustments to record CPA®:12’s assets acquired and liabilities assumed by the Company at their estimated fair value. The real estate assets of CPA®:12 have been appraised by a third party appraiser. The carrying values of non-real estate assets and liabilities, other than mortgage notes payable, are deemed to approximate their fair values.

In connection with the acquisition of properties, purchase costs are allocated to the tangible and intangible assets and liabilities acquired based on their estimated fair values, which were determined by a third party valuation. The value of the tangible assets, consisting of land, buildings and tenant improvements, are determined as if vacant. Intangible assets including the above-market value of leases, the value of in-place leases and the value of tenant relationships are recorded at their relative fair values. Below-market value of

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands except share amounts)

leases are also recorded at their relative fair values and are recorded as liabilities in the accompanying financial statements.

Above-market in-place lease values for owned properties are recorded based on the present value (using an interest rate reflecting the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the leases negotiated and in-place at the time of acquisition of the properties and (ii) the estimated fair market lease rates for the property or equivalent property, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease value is amortized as a reduction of rental income over the remaining non-cancelable term of each lease.

The total amount of other intangibles are allocated to in-place lease values and tenant relationship intangible values based on an evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with each tenant. Characteristics that are considered in allocating these values include the nature and extent of the existing relationship with the tenant, prospects for developing new business with the tenant, the tenant’s credit quality and the expectation of lease renewals among other factors. Intangibles for above-market, in-place lease intangibles and tenant relationships are amortized over their estimated useful lives. In the event that a lease is terminated the unamortized portion of each intangible, including market rate adjustments, in-place lease values and tenant relationship values, is charged to expense.

Factors considered in the analysis include the estimated carrying costs of the property during a hypothetical expected lease-up period, current market conditions and costs to execute similar leases. The Company also considers information obtained about a property in connection with its pre-acquisition due diligence. Estimated carrying costs include real estate taxes, insurance, other property operating costs and estimates of lost rentals at market rates during the hypothetical expected lease-up periods, based on an assessment of specific market conditions. Estimated costs to execute leases including commissions and legal costs to the extent that such costs are not already incurred with a new lease that has been negotiated in connection with the purchase of the property are also considered.

The value of in-place leases are amortized to expense over the remaining initial term of each lease. The value of tenant relationship intangibles are amortized to expense over the initial and expected renewal terms of the leases but no amortization periods for intangibles will exceed the remaining depreciable life of the building.

The fair value of intangible assets identified in the transaction has been allocated as follows:

	Fair Value	Historical Cost	Adjustment
Intangible assets
In-place lease	$36,930	$(626)	$36,304
Tenant relationship value	11,274	(714)	10,560
Above-market lease	50,226	—	50,226

	98,430	(1,340)	97,090
Deferred rent	6,531	(2,581)	3,950

b.	Reflects payments by CPA ® :12 as follows:

Subordinated disposition fees payable to W. P. Carey (i)	$24,418
Incentive fee payable to W. P. Carey (ii)	25,379
Special cash distribution to CPA®:12 shareholders (iii)	99,432

$149,229

(i)	Includes $4,574, payable by CPA®:12, related to sales of properties since inception but prior to the acquisition of properties by the Company, including $2,225 incurred in connection with the sale of properties to third parties subsequent to September 30, 2006. In connection with the merger, subordinated disposition fees were paid equal to 3% of the sales price from the disposition of properties since the inception of CPA®:12.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands except share amounts)

(ii)	A subordinated incentive fee equal to 15% of cumulative cash from sales and financing after CPA®:12 shareholders have received distributions totaling 7% of initial investor capital plus a 100% cumulative return was paid upon consummation of the merger.

(iii)	Reflects a special cash distribution of $3.19 per share payable on 33,010,626 shares outstanding at December 1, 2006, net of treasury shares of 1,840,759.

Acquisition fees will not be payable by the Company.

c.	Reflects payment of transaction costs. Total transaction costs are estimated to be $4,425 ($3,020 for CPA®:12 and $1,405 for the Company). Pursuant to the terms of the merger agreement, CPA®:12 and the Company each bore their own costs. CPA®:12’s costs are expensed currently. The Company’s costs are deferred and will be capitalized as part of the purchase transaction. CPA®:12 and the Company had accrued $1,978 and $1,960 of transaction costs at September 30, 2006, respectively.

d.	Adjustment to eliminate CPA®:12 unamortized straight line rents and deferred financing costs. CPA®:12 leases which provide for noncontingent stated rent increases are required to be re-straight-lined at the date of the transaction.

e.	Adjustment to reflect CPA®:12 mortgage notes assumed by the Company at their estimated fair value. The estimated fair value of fixed rate debt instruments was evaluated using a discounted cash flow model with discount rates that take into account the credit of the tenants and the interest rate risk.

f.	The changes in shareholders’ equity reflect the following:

			Distributions in
		Additional	Excess of	Accumulated Other
	Common	Paid-in	Accumulated	Comprehensive
	Stock	Capital	Earnings	Earnings	Treasury Stock	Total
CPA ® :12 as adjusted	$(33)	$(303,639)	$15,406	$(1,748)	$19,509	$(270,505)
Disposition to W. P. Carey			(17,771)	926		(16,845)

CPA ® :12 as further adjusted	(33)	(303,639)	(2,365)	(822)	19,509	(287,350)
Issuance of the Company’s shares	18	218,856	—	—	—	218,874

Net adjustment	$(15)	$(84,783)	$(2,365)	$(822)	$19,509	$(68,476)

In accordance with the terms of the merger agreement, the Company acquired the common stock of CPA®:12 for cash and issuance of shares of the Company’s common stock. Holders of 9,920,039 shares of CPA®:12 elected to receive cash totaling $102,176. The Company entered into a $150,000  line of credit with Wells Fargo Bank, N.A. The line of credit provides for an initial loan term of three years and an annual interest rate of LIBOR plus 135 to 160 basis points that is guaranteed by all current and future subsidiaries of the Company that own unencumbered assets. In connection with the merger, the Company drew down $25,000 from its line of credit and incurred a fee payable to the lender of $974.
In connection with the merger, W. P. Carey agreed to make available to the Company an additional loan of up to $50,000 which would be funded using an existing W. P. Carey credit line. Any such loan from W. P. Carey to the Company would have a maturity date of May 2007 and bear interest ranging between LIBOR plus 110 basis points and 145 basis points, which are the same terms as the existing W. P. Carey credit line. In connection with the consummation of the merger, W. P. Carey loaned $24,000 to the Company to facilitate the merger closing. The loan was repaid on December 5, 2006 with proceeds from the Company’s $150,000 line of credit.
The Company’s shares are valued at $11.85 per share and the shares of CPA®:12 common stock, subsequent to the $3.19 per share special cash distribution, have been valued at $10.30 per share. CPA®:12 used the results of a third party appraisal of CPA®:12’s assets as one of the factors in the annual calculation of the net asset value per share of CPA ® :12 common stock. The pro forma consolidated balance sheet reflects the issuance of 18,470,351 shares of the Company’s common stock based on 21,249,828 shares of CPA®:12 electing to receive shares of the Company and the exchange ratio of .8692 shares of the Company’s common stock for each share of CPA®:12’s common stock.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands except share amounts)
CPA ® :12’s accumulated other comprehensive income represents cumulative foreign currency translation adjustments that were eliminated upon the disposition of foreign investments to W. P. Carey and unrealized gains on marketable securities that will be eliminated in purchase accounting upon acquisition by the Company.
Pro Forma Consolidated Income Statement
A.	Derived from the historical audited statements of income of the Company for the year ended December 31, 2005, included in the Company’s annual report on Form 10-K, and from the historical unaudited statement of income for the nine months ended September 30, 2006, included in the Company’s quarterly report on Form 10-Q.

B.	Represents the elimination of revenues, operating expenses and income from equity investments in real estate related to the disposition of interests in properties during the nine months ended September 30, 2006 and the disposition of interests in real estate subsequent to September 30, 2006, as described in Note 2 to the Pro Forma Consolidated Balance Sheet, as if the dispositions had occurred on January 1, 2005.

C.	Represents revenues, expenses and income from properties and equity investments in real estate acquired in the merger, required pursuant to Rule 3-14 of Regulation S-X, adjusted to reflect the presentation of equity investments in real estate in accordance with accounting principles generally accepted in the United States of America.

D.	Reflects the net decrease in rental income due to the amortization of intangibles for leases acquired which have rents above or below market rates and for the re-straightlining of rents, net of any such amounts included in the historical results of operations. Above-market and below-market lease intangibles represent amounts allocated from the purchase price of properties acquired and are based on the difference between estimates for market rents at the time of acquisition and contractual rents on the leases assumed and which are discounted using an interest rate reflecting the Company’s assessment of the risk associated with each lease acquired.

In connection with acquiring properties subject to leases, $50,226 of the purchase price has been allocated to reflect the value attributable to assuming leases with rents in excess of market rates at acquisition and $6,531 has been allocated to reflect the liability attributable to assuming leases with rents below market rates at acquisition. The intangible assets related to assuming above-market leases are amortized as a reduction to rental income over the probable renewal terms of the applicable leases which generally range from 20 to 40 years. The intangible assets related to assuming below-market leases are amortized as an increase to rental income over the remaining initial term of the applicable leases, which generally range from 12 to 16 years.

E.	Reflects adjustments to recognize interest income from direct financing leases at a constant rate of return which is determined based on future minimum rents and estimated residual value of the underlying leased properties.

F.	In connection with the acquisition of properties, costs are allocated to tangible and intangible assets based on their estimated fair values. The value attributed to tangible assets, consisting of land and buildings and tenant improvements, if any, is determined as if the acquired property were vacant. Intangible assets consist of above-market lease intangibles (see Note D for description of amortization reflected as an adjustment to rental income) and in-place lease and tenant relationship values. In-place lease values are amortized over the remaining initial, non-cancelable term of their respective leases and tenant relationship intangible values are amortized over the initial and expected renewal terms of the leases, not to exceed the remaining depreciable life of the building.

G.	Reflects the increase in asset management and performance fees payable to W. P. Carey as a result of the increase in assets following the merger.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(In thousands except share amounts)
H.	Reflects an adjustment to include general and administrative expense excluded from the Rule 3-14 historical financial statements.

I.	Adjustments to equity income reflect proportional shares of adjustments to asset management revenue, rental income, deprecation, amortization, other interest income and interest expense related to fair value adjustments to tangible and intangible assets and mortgage notes payable and purchase adjustments on interests in the underlying equity investees. Adjustments also reflect a reduction in interest expense as the result of a mortgage refinancing for a lower principal amount obtained in connection with a lease restructuring.

J.	For pro forma purposes, the Company’s other interest income has been eliminated as substantially all cash available has been used to finance the acquisition of the properties from CPA®:12. The Company will likely earn interest on cash generated from its operations and amounts that it will use to support on-going operations; however, it is not practicable to make assumptions as to how much interest income would have been earned on such funds during the pro forma periods presented.

K.	The increase in interest expense reflects an adjustment to include interest expense excluded from the Rule 3-14 historical financial statements. The adjustment to interest expense also reflects the borrowing of $25,000 on the Company’s line of credit as described in Note 7f to the Pro Forma Consolidated Balance Sheet. Interest expense on the line of credit has been calculated using current market rates (LIBOR rate of 5.35% plus 145 basis points) as if the borrowing had been outstanding as of January 1, 2005. Each 1/8 of 1% increase in the annual interest rate assumed with respect to the debt will increase the pro forma interest expense by approximately $31 for the year ended December 31, 2005 and $23 for the nine months ended September 30, 2006.

The increase is also partially attributable to the adjustment of CPA®:12’s mortgage notes payable assumed by the Company to their estimated fair values, offset by the elimination of charges included in the properties’ historical results of operations in connection with amortizing financing costs over the terms of the loans, as such unamortized financing costs are written off at acquisition. The excess of the fair value of the assumed mortgage notes payable over CPA®:12’s carrying value is amortized as a noncash yield adjustment over the remaining mortgage term.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2006	2005
Interest on consolidated debt assumed (at market)	$8,632	$11,954
Interest on credit line and amortization of commitment fee	1,518	2,025

Total	$10,150	$13,979

L.	Weighted average shares outstanding are presented as if the 18,470,351 additional shares issued in connection with the merger had been issued as of January 1, 2005.